EXHIBIT 2.2

                                  AMENDMENT TO
                      PLAN AND AGREEMENT OF SHARE EXCHANGE


     THE PLAN AND AGREEMENT OF SHARE EXCHANGE ("Agreement") entered into as of March 2, 2001, by and between Admiralty Corporation, a Georgia corporation ("Admiralty"); Ruby Mining Company, a Colorado corporation ("RMC"); and U.S. Energy Corp., a Wyoming corporation ("USE"), is amended as of April 6, 2001. "Section" refers to sections in the Agreement; capitalized terms have the meanings therein ascribed.

         1. The Closing Date under Section 1.02 is changed to not later than April 19, 2001.

         2. The amount of fees payable to USE for its Exchange Services Agreement under Section 2.02 does not change, but payment terms are changed to be $100,000 payable at Closing by wire transfer to USE's bank account, and $225,000 by Admiralty's promissory note, 8% annual interest, secured with Admiralty's assets and intellectual property. The Parties acknowledge that the initial $25,000 non- refundable deposit in fact has not been paid as of the date of the Agreement or this Amendment.

         3. Section 1.01(e) is changed to provide that at the Effective Time, 1,684,027 shares of RMC Common Stock (out of the total of 3,664,027 shares of RMC Common Stock currently held by USE) shall be canceled, and until the promissory note is paid in full, USE will continue to hold 1,980,000 shares of RMC Common Stock. When the promissory note is paid in full, another 600,000 shares of RMC Common Stock shall be canceled, so that the full amount of 2,364,027 shares currently held by USE will have been canceled, as contemplated in the original Agreement.

         4.    During  the  period  from  the  Closing   until  payment  of  the
               promissory note in full, RMC shall not sell more than 500,000 shares of common stock, and one-half the proceeds of selling that stock shall be applied by RMC to pay the promissory note.

         5. Section 9.07 is amended to provide that delivery of an audit report on Admiralty's financial statements therein described shall not be a condition of closing. However, a copy of the audit report shall be delivered to USE within 45 days of the Closing Date.

     Except as amended by the preceding, the Agreement remains in full force and effect.










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     IN WITNESS  WHEREOF,  each of the Parties has caused this  Amendment  to be executed on its behalf attested by officers thereunto as of the day and year first above written.

                                      RMC:


                                      RUBY MINING COMPANY


                                      By    /s/   Harold F. Heron
                                         ---------------------------------------
                                      Name   Harold F. Herron
                                           -------------------------------------
                                      Title     Vice President
                                            ------------------------------------


                                      ADMIRALTY:


                                      ADMIRALTY CORPORATION


                                      By    /s/   Herbert C. Leeming
                                         ---------------------------------------
                                      Name   Herbert C. Leeming
                                           -------------------------------------
                                      Title     Chairman
                                            ------------------------------------


                                      USE:


                                       U.S. ENERGY CORPORATION


                                       By    /s/   John L. Larsen
                                          --------------------------------------
                                       Name   John L. Larsen
                                            ------------------------------------
                                       Title     CEO
                                             -----------------------------------





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